EXHIBIT 11.1

Exhibit 11.1 - Computation of Earnings per Share



                                                                         2002

        Basic:

        Net loss                                                   $(3,525,581)

        Average shares:
            Common shares issued                                     74,314,183
            Average shares outstanding                               66,741,310

        Net loss per common share, basic                                $(0.05)

        Diluted:

        Net loss                                                   $(3,525,581)

        Average shares:
             Common shares issued                                    74,314,183
             Average shares outstanding                              66,741,310

        Net loss per common share, basic                                 $(0.05)

All warrants on common stock and all 2,272,728 shares of convertible preferred stock issued were excluded from 2003 diluted earnings per share because they were anti-dilutive.